Exhibit 5.1
May 17, 2007
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
Ladies and Gentlemen:
     I am Associate General Counsel and Corporate Secretary of Baxter International Inc., a Delaware corporation (the “Company”), and have advised the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 25,000,000 shares of Common Stock, par value $1 per share, of the Company (the “Shares”) issuable pursuant to the Company’s 2007 Incentive Plan (the “Plan”).
     In this capacity, I, or attorneys under my supervision, have examined or are otherwise familiar with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws, as amended, the Plan, resolutions of the Company’s Board of Directors and such Company records, certificates and other documents and such questions of law as I have deemed necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the accuracy of all statements of fact contained in all records, certificates and other instruments that I have examined.
     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that the Shares have been duly authorized for issuance and, when issued and paid for pursuant to the Plan, will be validly issued, fully paid and non-assessable.
     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the caption “Interests of Named Experts and Counsel” in the Registration Statement. By giving this consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Sincerely,
/s/ David P. Scharf
David P. Scharf
Associate General Counsel and
Corporate Secretary